Exhibit 99.1

News Release

Investor Contact:

Taylor Hudson

+1 603.430.5397

thudson@spragueenergy.com

SPRAGUE RESOURCES LP REPORTS SECOND QUARTER 2014 RESULTS

Portsmouth, NH (August 13, 2014) – Sprague Resources LP (“Sprague”) (NYSE: SRLP) today reported its financial results for the second quarter ended June 30, 2014.

Sprague completed its initial public offering (“IPO”) on October 30, 2013 and, as a result, Sprague’s second quarter 2013 results include the financial and operating results of Sprague’s predecessor company, which included Kildair, the Canadian business that is not part of Sprague’s assets or operations following the completion of the IPO. The following discussion of financial results excludes the contribution of Kildair prior to Sprague’s IPO. Please see the accompanying financial tables for additional information.

“Sprague produced results in line with our expectations for the quarter. As a result of our strong first half of 2014, we have decided to raise our distribution to $0.4275 per unit, representing a 3.6% increase over the distribution declared for the first quarter and in line with our stated target of achieving annual distribution growth of six to eight percent,” said David Glendon, President and Chief Executive Officer. “In addition, we are maintaining full year 2014 adjusted EBITDA guidance between $70 and $80 million.”

Second Quarter 2014 Highlights

•	Adjusted gross margin was $25.8 million for the second quarter of 2014, compared to pro forma adjusted gross margin of $28.0 million for the second quarter of 2013.

•	Adjusted EBITDA was $3.5 million for the second quarter of 2014, compared to pro forma adjusted EBITDA of $8.1 million for the second quarter of 2013.

•	Net sales were $846.8 million for the second quarter of 2014, compared to pro forma net sales of $772.8 million for the second quarter of 2013.

•	Net loss was $9.5 million for the second quarter of 2014, compared to pro forma net loss of $2.0 million for the second quarter of 2013. Net loss per common unit was $0.47 in the second quarter of 2014.

Sprague reported distributable cash flow of $3.5 million for the second quarter of 2014, compared to $0.9 million, on a pro forma basis, for the second quarter of 2013. This represents a distribution coverage ratio of 0.4x for the second quarter of 2014, and 2.8x for the first six months of the year.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with United States generally accepted accounting principles (“GAAP”), and are discussed in greater detail below under “Non-GAAP Financial Measures.” Readers should refer to the financial tables provided in this news release for reconciliation to the most comparable GAAP financial measures for the three and six months ended June 30, 2014.

Refined Products

•	Volumes in the Refined Products segment rose 6% to 254.5 million gallons in the second quarter of 2014, compared to 239.9 million gallons in the second quarter of 2013.

•	Adjusted gross margin in the Refined Products segment decreased $1.7 million, or 10%, to $14.5 million in the second quarter of 2014, compared to the second quarter of 2013.

“Sprague’s Refined Products business segment continued to benefit from our acquisition of the Hess commercial fuels business at the end of 2013, with higher diesel volumes in the second quarter partially offsetting lower year-over-year contribution from heating oil. The multi-state transition from high to low sulfur heating oil this spring reduced sales volumes and margins as market participants reduced inventories of high sulfur fuel,” said Mr. Glendon. “However, Sprague’s Refined Products team continued to strengthen its position in key markets by signing a multiple year exclusive terminal operating agreement with Dunellen Inc., for over one million barrels of distillate storage at its Capital Terminal in East Providence, Rhode Island, extending Sprague’s marketing presence to both sides of Providence Harbor.”

Natural Gas

•	Natural Gas segment volumes decreased 3% to 11.5 Bcf in the second quarter 2014, compared to 11.9 Bcf in the second quarter of 2013.

•	Natural Gas adjusted gross margin decreased 25% to $2.7 million for the second quarter of 2014, compared to $3.6 million for the second quarter of 2013.

“The Natural Gas team continues to build on its position in our core Northeast footprint, and slightly cooler weather in the second quarter was responsible for the decline in volume compared to the second quarter of 2013. Reduced price volatility also led to fewer opportunities to leverage our asset portfolio, accounting for most of the quarter’s adjusted gross margin decline,” stated Mr. Glendon.

Materials Handling

•	Materials Handling gross margin increased by $0.4 million, or 5%, to $8.3 million for the second quarter 2014, compared to the second quarter 2013.

“Sprague’s Materials Handling segment continues to provide valuable diversification and consistency to our earnings stream,” said Mr. Glendon. “Second quarter handling revenue from salt shipments provided significant uplift on the heels of this winter’s inventory drawdowns. Results also benefitted from higher fees for liquid bulk storage and increasing windmill component activity.”

On July 29, 2014, the Board of Directors of Sprague’s general partner, Sprague Resources GP, approved a cash distribution of $0.4275 per unit for the quarter ended June 30, 2014, representing a 3.6% increase over the distribution declared for the quarter ended March 31, 2014. The distribution will be paid on August 14, 2014 to unitholders of record on August 8, 2014.

“We remain very pleased with our results for the year to date and believe we are well positioned to execute on additional growth opportunities,” said Mr. Glendon.

Financial Results Conference Call

Management will review Sprague’s second quarter 2014 financial results in a teleconference call for analysts and investors today, August 13th, 2014.

Date and Time:	August 13th, 2014 at 10:00 AM ET

Dial-in numbers:	(866) 270-6057 (U.S. and Canada)

(617) 213-8891 (International)

Participation Code:	71489941

The call will also be webcast live and archived on the investor relations section of Sprague’s website, www.spragueenergy.com.

About Sprague Resources LP

Sprague Resources LP is a master limited partnership engaged in the purchase, storage, distribution and sale of refined petroleum products and natural gas. Sprague also provides storage and handling services for a broad range of materials.

Non-GAAP Financial Measures

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are used as supplemental financial measures by management and external users of Sprague’s financial statements, such as investors, commercial banks, trade suppliers and research analysts, to assess:

•	The financial performance of Sprague’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•	The ability of Sprague’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•	The viability of acquisitions and capital expenditure projects;

•	The market value of its inventory and natural gas transportation contracts for financial reporting to its lenders, as well as for borrowing base purposes; and

•	Repeatable operating performance that is not distorted by non-recurring items or market volatility.

Sprague defines EBITDA as net income before interest, income taxes, depreciation and amortization. Sprague defines adjusted EBITDA as EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for the gain on acquisition of a business, write-off of deferred offering costs and bio-fuel excise tax credits.

Sprague defines adjusted gross margin as gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

EBITDA, adjusted EBITDA, pro forma adjusted EBITDA and adjusted gross margin are not prepared in accordance with GAAP. These measures should not be considered as alternatives to net income, income from operations, cash flows from operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.

Forward Looking Statements

This press release may include forward-looking statements. These forward-looking statements involve risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Sprague’s prospectus and filings with the United States Securities and Exchange Commission (the “SEC”), including those set forth under Item 1A, “Risk Factors” of Sprague’s Annual Report on Form 10-K for the year ended December 31, 2013, and as updated by any subsequent reports Sprague files with the SEC. Sprague undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

(Financial Tables Below)

Sprague Resources LP

Volume, Net Sales, Gross Margin and Adjusted Gross Margin

by Segment (Excluding Kildair)

Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ and volumes in thousands)		($ and volumes in thousands)
Volumes:
Refined products (gallons)	254,520	239,862	808,458	655,410
Natural gas (MMBtus)	11,493	11,858	27,989	28,329
Materials handling (short tons)	525	623	1,219	1,078
Materials handling (gallons)	45,360	54,516	112,182	122,556
Other operations (short tons)	20	23	65	71

Net Sales:
Refined products	$768,800	$699,008	$2,520,944	$2,012,772
Natural gas	67,342	64,398	201,682	173,081
Materials handling	8,322	7,943	16,401	14,528
Other operations	2,309	1,462	7,137	4,807

Total net sales	$846,773	$772,811	$2,746,164	$2,205,188

Gross Margin:
Refined products	$13,659	$14,826	$65,456	$48,841
Natural gas	(3,393)	2,180	60,388	25,238
Materials handling	8,316	7,937	16,393	14,519
Other operations	321	299	568	977

Total gross margin	$18,903	$25,242	$142,805	$89,575

Adjusted Gross Margin: (1)
Refined products	$14,515	$16,201	$59,436	$45,204
Natural gas	2,666	3,569	38,010	23,986
Materials handling	8,316	7,937	16,393	14,519
Other operations	321	299	568	977

Total adjusted gross margin	$25,818	$28,006	$114,407	$84,686

Calculation of Adjusted Gross Margin:
Total gross margin	$18,903	$25,242	$142,805	$89,575
Deduct: total commodity derivative (gains) losses included in net income	8,985	(10,307)	12,817	686
Add: realized commodity derivative gains (losses) included in net income	(2,070)	13,071	(41,215)	(5,575)

Total adjusted gross margin	$25,818	$28,006	$114,407	$84,686

1)	Adjusted gross margin represents gross margin decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts.

Sprague Resources LP

Summary Historical Financial and Operating Data

Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Net sales	$846,773	$921,820	$2,746,164	$2,466,773
Cost of products sold	827,870	889,703	2,603,359	2,367,864

Gross margin	18,903	32,117	142,805	98,909

Operating costs and expenses:
Operating expenses	12,354	13,562	25,878	27,600
Selling, general and administrative	9,936	12,300	35,393	27,056
Depreciation and amortization	2,348	4,338	4,687	8,437

Total operating costs and expenses	24,638	30,200	65,958	63,093

Operating income	(5,735)	1,917	76,847	35,816
Other income (expense)	—	973	—	816
Interest income	160	136	266	260
Interest expense	(4,194)	(7,096)	(9,689)	(14,639)

Income before income taxes	(9,769)	(4,070)	67,424	22,253
Income tax benefit (provision)	275	1,351	(1,583)	(10,638)

Net (loss) income	$(9,494)	$(2,719)	$65,841	$11,615

Adjusted EBITDA (1) (unaudited)	$3,528	$9,992	$53,136	$35,159

Net income per limited partner unit:
Common - basic	$(0.47)		$3.27
Common - diluted	$(0.47)		$3.27
Subordinated - basic and diluted	$(0.47)		$3.27
Units used to compute net income per limited partner unit -
Common - basic	10,091,388		10,081,840
Common - diluted	10,091,388		10,084,821
Subordinated - basic and diluted	10,071,970		10,071,970

Other Financial and Operating Data (unaudited)
Capital expenditures	$868	$5,977	$1,665	$8,117
Total refined products volumes sold (gallons in thousands)	254,520	239,862	808,458	655,410
Total natural gas volumes sold (MMBtus in thousands)	11,493	11,858	27,989	28,329

1)	Adjusted EBITDA respresents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Summary Pro Forma Financial and Operating Data

Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (1) (unaudited)	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)		($ in thousands)
Statement of Operations Data:
Net sales	$846,773	$772,811	$2,746,164	$2,205,188
Cost of products sold	827,870	747,569	2,603,359	2,115,613

Gross margin	18,903	25,242	142,805	89,575
Operating costs and expenses:
Operating expenses	12,354	10,913	25,878	22,014
Selling, general and administrative	9,936	10,064	35,393	24,409
Depreciation and amortization	2,348	2,317	4,687	4,670

Total operating costs and expenses	24,638	23,294	65,958	51,093

Operating income	(5,735)	1,948	76,847	38,482
Other income (expense)	—	1,040	—	907
Interest income	160	138	266	260
Interest expense	(4,194)	(5,312)	(9,689)	(11,380)

Income before income taxes	(9,769)	(2,186)	67,424	28,269
Income tax benefit (provision)	275	145	(1,583)	(1,873)

Net (loss) income	$(9,494)	$(2,041)	$65,841	$26,396

Adjusted EBITDA (2) (unaudited)	$3,528	$8,069	$53,136	$34,149

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Historical and Pro Forma Reconciliation of Net Income to EBITDA and Adjusted EBITDA

Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(9,494)	$(2,719)	$65,841	$11,615
Add/(deduct):
Interest expense, net	4,034	6,960	9,423	14,379
Tax (benefit) expense	(275)	(1,351)	1,583	10,638
Depreciation and amortization	2,348	4,338	4,687	8,437

EBITDA (2)	$(3,387)	$7,228	$81,534	$45,069
Deduct: total commodity derivative (gains) losses included in net income	8,985	(15,712)	12,817	(1,851)
Add: realized commodity derivative gains (losses) included in net income	(2,070)	18,476	(41,215)	(3,038)
Add/(deduct):
Bio-fuel excise tax credits	—	—	—	(5,021)

Adjusted EBITDA (3)	$3,528	$9,992	$53,136	$35,159

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (1) (unaudited)	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(9,494)	$(2,041)	$65,841	$26,396
Add/(deduct):
Interest expense, net	4,034	5,174	9,423	11,120
Tax (benefit) expense	(275)	(145)	1,583	1,873
Depreciation and amortization	2,348	2,317	4,687	4,670

EBITDA (2)	$(3,387)	$5,305	$81,534	$44,059
Deduct: total commodity derivative (gains) losses included in net income	8,985	(10,307)	12,817	686
Add: realized commodity derivative gains (losses) included in net income	(2,070)	13,071	(41,215)	(5,575)
Add/(deduct):
Bio-fuel excise tax credits	—	—	—	(5,021)

Adjusted EBITDA (3)	$3,528	$8,069	$53,136	$34,149

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	EBITDA represents net income before interest, income taxes, depreciation and amortization.
3)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.

Sprague Resources LP

Pro Forma Reconciliation of Adjusted EBITDA to Distributable Cash Flow

Three and Six Months Ended June 30, 2014 and 2013

	Three Months Ended		Six Months Ended
	June 30,		June 30,
		2013		2013
	2014	Predecessor	2014	Predecessor
	(unaudited)	Pro Forma (1) (unaudited)	(unaudited)	Pro Forma (1) (unaudited)
	($ in thousands)		($ in thousands)
Reconciliation of adjusted EBITDA to distributable cash flow:
Adjusted EBITDA (2)	$3,528	$8,069	$53,136	$34,149

Add/(deduct):
Cash interest expense, net	(3,351)	(4,390)	(8,056)	(9,552)
Cash taxes	101	145	(813)	(1,873)
Maintenance capital expenditures	(705)	(1,749)	(1,320)	(2,141)
Estimated incremental selling, general and administrative expense of being a publicly traded partnership	—	(514)	—	(1,029)
Gain on fixed assets	—	(781)	—	(781)
Elimination of expense relating to incentive compensation and directors fees expected to be paid in common units	3,609	76	3,609	1,214
Equity-based compensation expense	77	—	615	—
Other	269	—	310	—

Distributable cash flow	$3,528	$856	$47,481	$19,987

1)	The unaudited pro forma information gives effect to certain pro forma adjustments as if they had occurred as of January 1, 2013. The adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual adjustments will differ from the pro forma adjustments. Pro forma adjustments reflect the following:

a)	The distribution to a wholly-owned subsidiary of Sprague Holdings of 100% of its interest in Sprague Energy Canada Ltd, a wholly-owned subsidiary of the Predecessor, which owns all of the equity interest in Kildair.
b)	The pro forma adjustment for interest expense and deferred financing fees under the new credit agreement. The calculation is based on the monthly average working capital and acquisition facility multiplied by the decreases in the borrowing rate of 0.50% for borrowings under the working capital facility, less the increase of commitment fees due to the increased size of the facility.
c)	The elimination of corporate overhead charges from the Parent offset by increases in incentive compensation.
d)	The adjustments to reflect the conversion of the Predecessor to a partnership resulting in the elimination of all U.S. federal income taxes, as well as an adjustment of income taxes in certain state jurisdictions in which the partnership operates, and to record estimated taxes for the activities conducted by the Partnership at the applicable state statutory rates.

2)	Adjusted EBITDA represents EBITDA decreased by total commodity derivative gains and losses included in net income (loss) and increased by realized commodity derivative gains and losses included in net income (loss), in each case with respect to refined products and natural gas inventory and natural gas transportation contracts, and adjusted for bio-fuel excise tax credits.